Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2004, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-120151), which is incorporated by reference in this Registration Statement of Tempur-Pedic International Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933.

/S/    ERNST & YOUNG LLP

Louisville, Kentucky

November 17, 2004